UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2020

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

The board of directors (the “Board”) of Super Micro Computer, Inc. (the “Company”) recently determined to make special one-time discretionary, and in some cases conditional, cash payments to certain current employees to reward them for their valuable contributions and loyal service to the Company, particularly through the recent period of time when the Company was not current in its SEC filings.

On March 4, 2020, as one such special one-time cash payment, the Board determined to make to Charles Liang, the Company’s Chief Executive Officer, aggregate cash payments of up to $8,076,701 (the “Maximum Value”). Mr. Liang’s payments will be subject to the following conditions:

(i)
50% of the Maximum Value will be paid to Mr. Liang only if the average closing price for the Company’s common stock equals or exceeds $31.61 (representing a 15% premium over the average closing price of the Company’s common stock for the 20 consecutive trading days preceding the Board’s decision) for any period of 20 consecutive trading days prior to September 30, 2021 and provided that Mr. Liang remains employed with the Company through the date that such common stock price goal is achieved; provided further that this payment shall be subject to reduction (including possibly a reduction to zero) at the sole discretion of the Board to the extent the Company has not made, in the Board’s determination, adequate progress in remediating its internal weaknesses in its internal control over financial reporting; and

(ii)
50% of the Maximum Value will be paid to Mr. Liang only if the average closing price for the Company’s common stock equals or exceeds $32.99 (representing a 20% premium over the average closing price of the Company’s common stock for the 20 consecutive trading days preceding the Board’s decision) for any period of 20 consecutive trading days prior to June 30, 2022 and provided that Mr. Liang remains employed with the Company through the date that such common stock price goal is achieved.

In addition, on March 9, 2020, the Board determined to make to Don Clegg, the Company’s Senior Vice President of Worldwide Sales and a named executive officer, a cash payment of up to $114,000. Such payment will be made to Mr. Clegg only if the average closing price for the Company’s common stock equals or exceeds $25.80 (representing a 12% premium over the closing price of the Company’s common stock on March 9, 2020) for any period of 20 consecutive trading days prior to September 30, 2022 and provided that Mr. Clegg remains employed with the Company through the date that such common stock price goal is achieved.

The form of award letter related to these special one-time payments has not yet been finalized, pending further input from relevant advisors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: March 10, 2020	By:	/s/ Kevin Bauer
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)